EXHIBIT 2
                                                            ---------

              FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
              -----------------------------------------------



     THIS FIRST AMENDMENT AGREEMENT (hereinafter called "Agreement"), made and entered into as of the 5th day of November, 2001, by and between WESBANCO, INC., a West Virginia corporation, with its principal place of business located at Bank Plaza, Wheeling, West Virginia (hereinafter called "Wesbanco"), party of the first part, AMERICAN BANCORPORATION, an Ohio corporation, with its principal place of business located at 1025 Main Street, Wheeling, West Virginia, 26003, (hereinafter called "American") party of the second part, AB CORPORATION (hereinafter called "AB"), a corporation to be formed under the laws of the State of West Virginia by Wesbanco as its wholly-owned subsidiary solely for the purpose of effecting the acquisition contemplated by this Agreement, party of the third part, (effective as of its organization and execution of this Agreement) and WESBANCO BANK, INC., a West Virginia banking corporation, with its principal place of business located at One Bank Plaza, Wheeling, West Virginia, 26003, party of the fourth part (hereinafter called "Bank").
     WHEREAS, the parties hereto heretofore executed a certain Agreement and Plan of Merger dated the 22nd day of February, 2001 (hereinafter called "Merger Agreement") and the parties desire to make certain amendments to the terms and conditions of said Merger Agreement, all as hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants hereinafter set forth, and in accordance with the provisions of applicable law, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

	1.	The parties hereby agree that the capitalized terms
not herein specifically defined shall have the meanings ascribed to them in the Merger Agreement.
	2.	Section 4.3 of said Merger Agreement is hereby deleted
in its entirety and the following Section 4.3 is substituted in its place:

             4.3 Bank Directors. Wesbanco covenants and agrees that as of the Effective Date it will appoint, as additional directors of Bank, Jack A. Cartner, Jolyon W. McCamic, and Jeffrey W.
        McCamic, specifically waiving for such limited term, its age 70 provision of its Bylaws. Such individuals shall serve until December 31, 2002, at which time the terms for Jack A. Cartner and Jolyon W. McCamic shall expire and they will resign from the Bank Board. Jeffrey W. McCamic shall continue as a member of the Bank Board and shall serve until his successor shall have been duly elected and qualified.

	3.	Section 4.4 of said Merger Agreement is hereby deleted
in its entirety and the following Section 4.4 is substituted in its place:
             4.4     Wesbanco Directors.  Wesbanco covenants
        and agrees that as of the Effective Date it will appoint, as additional directors of Wesbanco, Jeremy C. McCamic and Abigail M. Feinknopf.
        Jeremy C. McCamic shall serve as a member of the Board of Directors until December 31, 2002, at which time he shall resign and he shall be replaced by Jay T. McCamic who shall be appointed by the Board to serve the unexpired term.
        Wesbanco shall then include the said Abigail M.
        Feinknopf and Jay T. McCamic on the list of nominees for the position of director for which the Board shall solicit proxies at its next annual meeting of shareholders until each has served at least a full three year term. During his term on the Board, the said Jeremy C. McCamic shall also be appointed to the Executive Committee. Wesbanco will take such action under its Bylaws as is necessary to permit the said Jeremy C. McCamic to serve as a Director until December 31, 2002, with respect to its age 70 provision.

	4.	Section 8.6 of said Merger Agreement is hereby deleted
in its entirety and the following Section 8.6 is substituted in its place:

             8.6 No Action, Etc. Except as disclosed in the Disclosure Schedule of American dated not more than 30 days from the date hereof and as supplemented not more than thirty (30) days from the date of the First Amendment Agreement (hereinafter collectively called the "American Disclosure Schedule"), and as supplemented on the Effective Date, there are no suits, actions, proceedings, claims or investigations (formal or informal) pending, or to the knowledge of American, threatened against or relating to American, its Subsidiary, their business or any of their properties or against any of their officers or directors (in their capacity as such) in law or in equity or before any governmental agency.
        There are no suits, actions, proceedings, claims or investigations against American, its
        Subsidiary, their properties or against any of their officers or directors (in their capacity as such) in law or in equity or before any governmental agency which, individually or in the aggregate, would, or is reasonably likely to, if determined adversely to such party, materially adversely affect the financial condition (present or prospective), businesses, properties or operations of American or its Subsidiary or the ability of American or its Subsidiary to conduct their business as presently conducted or to consummate the transactions contemplated hereby, and American does not know of any basis for any such action or proceeding. Except as disclosed in the American Disclosure Schedule, American and its Subsidiary are not parties or subject to any cease and desist order, agreement or similar arrangement with a regulatory authority which restricts their operations or requires any action, and neither American nor its Subsidiary is transacting business in material violation of any applicable law, ordinance, requirement, rule, regulation or order.

	5.	Section 9.12 of said Merger Agreement is hereby
deleted in its entirety and the following Section 9.12 is substituted in its place:

             9.12 No Action, Etc. Except as disclosed in the Wesbanco Disclosure Schedule, dated not more than 30 days from the date hereof and as supplemented not more than thirty (30) days from the date of the First Amendment Agreement (hereinafter collectively called the "Wesbanco Disclosure Schedule"), and as supplemented on the Effective Date, there are no suits, actions, proceedings, claims or investigations (formal or informal) pending, or to the knowledge of Wesbanco pending or threatened, against or relating to Wesbanco, its subsidiaries, its businesses or any of its properties or against any of their officers or directors (in their capacity as such) in law or in equity or before any governmental agency.
        There are no suits, actions, proceedings, claims or investigations against or relating to Wesbanco, its subsidiaries, its businesses, its properties or against any of their officers or directors (in their capacity as such) in law or in equity or before any governmental agency, which, individually or in the aggregate, would, or is reasonably likely to, if determined adversely to such party, materially adversely affect the financial condition
        (present or prospective), businesses, properties or operations of Wesbanco or its subsidiaries or the ability of Wesbanco or its subsidiaries to conduct its business as presently conducted or consummate the transaction contemplated hereby, and Wesbanco does not know of any basis for any such action or proceeding.
        Neither Wesbanco nor any of its subsidiaries are a party or subject to any cease and desist order, agreement or similar arrangement with a regulatory authority which restricts its operations or requires any action and neither Wesbanco nor any of its subsidiaries are transacting business in material violation of any applicable law, ordinance, requirement, rule, order or regulation.

	6.	Subsection (d) of Section 13.1 of said Merger
Agreement is hereby deleted in its entirety and the following
Subsection (d) of Section 13.1 is substituted in its place:

             (d)     By American or Wesbanco, if the Closing
        Date has not occurred by March 31, 2002;

        IN WITNESS WHEREOF, WESBANCO, INC., AMERICAN
BANCORPORATION, AB CORPORATION and WESBANCO BANK, INC. have each caused this Agreement to be executed on their behalf by their officers thereunto duly authorized all as of the day and year first above written.


                                        WESBANCO, INC., a West Virginia
                                        corporation

                                        By /s/ Paul M. Limbert
                                           ----------------------------------
                                              Its  President
                                                 ----------------------------
(SEAL)


ATTEST:
 /s/ Stephen E. Hannig
---------------------------------
 Assistant Secretary

                                        AMERICAN BANCORPORATION,
                                        an Ohio corporation


                                        By /s/ Jeremy C. McCamic
                                          ----------------------------------
                                              Its Chairman

(SEAL)

ATTEST:
/s/ Brent E. Richmond
-------------------------------
         President

                                        AMERICAN BANCORPORATION



                                        By /s/ Jeremy C. McCamic
                                          ----------------------------------
                                          Jeremy C. McCamic
                                          Chairman and Chief Executive Officer


                                        By /s/ Jack O. Cartner
                                          ----------------------------------
                                          Jack O. Cartner, Director


                                        By /s/ Paul W. Donahie
                                          ----------------------------------
                                          Paul W. Donahie, Director


                                        By /s/ Abigail M. Feinkopf
                                          ----------------------------------
                                          Abigail McCamic Feinkopf, Director


                                        By /s/ Jay T. McCamic
                                          ----------------------------------
                                          Jay T. McCamic, Director


                                        By /s/ Jolyon W. McCamic
                                          ----------------------------------
                                          Jolyon W. McCamic, Director


                                        By /s/ Jeffrey W. McCamic
                                          ----------------------------------
                                          Jeffrey W. McCamic, Director


                                        By /s/ John J. Malik
                                          ----------------------------------
                                          The Honorable John J. Malik, Jr.,
                                           Director

(SEAL)


ATTEST:
/s/ Brent E. Richmond
-----------------------------
        President



                                        AB CORPORATION, a West Virginia
                                        corporation



                                        By /s/ Paul M. Limbert
                                          ----------------------------------
                                             Its  President & CEO
                                                ----------------------------


(SEAL)

ATTEST:
/s/ James C. Gardill
-------------------------------
         Secretary



                                        WESBANCO BANK, INC., a West Virginia
                                        corporation


                                        By /s/ Paul M. Limbert
                                          ----------------------------------
                                             Its  Chairman
                                                ----------------------------

(SEAL)



ATTEST:
/s/ Stephen E. Hannig
------------------------------
         Secretary